Exhibit 99.1
AVERY DENNISON ANNOUNCES
FIRST QUARTER 2009 RESULTS
          PASADENA, Calif. — April 28, 2009 — Avery Dennison Corporation (NYSE:AVY) today announced preliminary first quarter 2009 results.
          All non-GAAP terms are reconciled to GAAP in the attached tables.
First Quarter Financial Summary — Preliminary
 ($ millions, except per share amounts)

	Q1	Q1	% Change vs. P/Y
	2009	2008	Reported	Organic (a)
	(14 weeks)	(13 weeks)
Net sales, by segment:
Pressure-sensitive Materials	$808.8	$919.6	-12%	-11%
Retail Information Services	316.0	372.0	-15%	-20%
Office and Consumer Products	184.4	194.4	-5%	-7%
Other specialty converting businesses	117.0	159.2	-27%	-29%

Total net sales	$1,426.2	$1,645.2	-13%	-15%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
				% of Sales					% of Sales
	2009	2008	% Change	2009	2008	2009	2008	% Change	2009	2008
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$36.8	$71.8	-49%	4.5%	7.8%	$47.9	$75.6	-37%	5.9%	8.2%
Retail Information Services	(21.4)	(3.7)	n/m	-6.8%	-1.0%	(11.8)	4.8	-346%	-3.7%	1.3%
Office and Consumer Products	23.4	21.9	7%	12.7%	11.3%	26.1	22.0	19%	14.2%	11.3%
Other specialty converting businesses	(27.5)	9.5	-389%	-23.5%	6.0%	(11.8)	9.7	-222%	-10.1%	6.1%
Corporate expense	(30.7)	(9.1)				(9.5)	(9.1)

Total operating income (loss) before interest and taxes	$(19.4)	$90.4	-121%	-1.4%	5.5%	$40.9	$103.0	-60%	2.9%	6.3%

Interest expense	27.5	29.5				27.5	29.5

Income (loss) from operations before taxes	$(46.9)	$60.9	-177%	-3.3%	3.7%	$13.4	$73.5	-82%	0.9%	4.5%

(Benefit from) provision for income taxes	$(0.7)	$(7.5)				$2.0	$(5.4)

Net income (loss)	$(46.2)	$68.4	-168%	-3.2%	4.2%	$11.4	$78.9	-86%	0.8%	4.8%

Net income (loss) per common share, assuming dilution	$(0.46)	$0.69	-167%			$0.11	$0.80	-86%

						2009	2008
YTD Free Cash Flow (c)						$(7.3)	$1.1

a)	Percentage change in sales before the impact of acquisitions, divestitures, foreign currency translation, and extra week in Q1-09.

b)	Excludes restructuring and asset impairment charges, transition costs associated with acquisition integrations, and other items (see accompanying schedules A-3 and A-4 for reconciliation to GAAP measures).

c)	Free Cash Flow (a non-GAAP measure) as used herein is defined as net cash provided by operating activities (as reported), less purchase of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net (see accompanying schedule A-3 for reconciliation to GAAP measure).

          “Sales and profits were down in the first quarter, reflecting a very challenging macroeconomic environment. Business conditions remain weak, particularly in the retail sector,” said Dean A. Scarborough, president and chief executive officer of Avery Dennison. “However, the decline moderated after a very weak January.
          “We continue to respond to the challenges by reducing fixed costs and accelerating productivity improvements,” added Scarborough. “These actions plus continued investment in our growth initiatives will further position the Company for strong growth and increased returns when market conditions improve. We are weathering the storm, and expecting to generate solid free cash flow in 2009.
          “I am pleased by the dedication, resolve, and resilience of Avery Dennison employees worldwide, and thank them for their hard work in a difficult economy.”
          For more details on the Company’s results for the quarter, see the Company’s Supplemental Presentation Materials, “First Quarter 2009 Financial Review and Analysis,” posted at the Company’s Web site at www.investors.averydennison.com, and furnished under Form 8-K with the SEC.
First Quarter, 2009 Results by Segment
All references to sales reflect comparisons on an organic basis, which exclude the impact of acquisitions, foreign currency translation, and an extra week in the first quarter of 2009.
Pressure-sensitive Materials (PSM)
•	Roll Materials sales declined in every region, reflecting weakness in end-markets. Sales were particularly soft in the more economically sensitive Graphics and Reflective Products division.

•	The decline in operating margin reflected reduced fixed-cost leverage and the effects of raw material inflation. These factors outweighed the benefits of price increases, restructuring, and other productivity initiatives.
Retail Information Services (RIS)
•	The decline in sales primarily reflected continued weakness of the retail apparel market in the U.S. and in Europe.

•	The decline in operating margin was driven by reduced fixed-cost leverage and cost inflation. These were offset in part by incremental integration savings and the benefit of restructuring and other productivity actions.

•	The Company is implementing significant restructuring measures in this segment in 2009, and continues to transform the business to strengthen its competitive advantages to drive future growth and profitability improvement.
Office and Consumer Products (OCP)
•	The decline in sales reflected weak end-market demand, partially offset by the effect of customer inventory management.

•	The increase in operating margin reflected the benefit of price increases to offset raw material inflation carried throughout 2008, restructuring, and other productivity initiatives.

Other specialty converting businesses
•	The decline in sales is primarily attributable to lower volume in products sold to the automotive and housing construction industries.

•	Operating margin declined due to reduced fixed-cost leverage, which more than outweighed the benefit of restructuring and other productivity initiatives.

•	The Company is implementing significant restructuring measures in these businesses in 2009.
Consolidated Items and Actions
•	In the fourth quarter of 2008, the Company began a restructuring program expected to reduce costs across all segments of the business. The Company currently targets in excess of $150 million in annualized savings over the next two years (estimating $75 million benefit, net of transition costs, in 2009). The restructuring includes reductions of approximately 10% of the Company’s global workforce. The Company estimates that it will incur approximately $130 million of cash restructuring charges associated with these actions, with the majority to be incurred in 2009. In addition to the savings from these new actions, the Company expects approximately $40 million of carryover savings from previously implemented actions, including benefits from the Paxar integration.

At the end of the first quarter of 2009, the Company achieved run-rate savings representing approximately 30% of its restructuring target, and anticipates reaching 50% by the end of the second quarter.

•	The Company’s effective tax rate was approximately 2% in the first quarter of 2009. The ongoing annual tax rate is expected to be in the low 20% range, varying significantly from quarter to quarter.

•	The Company commenced an interim goodwill impairment test that management believes is likely to result in a non-cash impairment charge. This charge may impact the final first quarter 2009 financial results to be filed with the Company’s Form 10-Q.
          Avery Dennison is a recognized industry leader that develops innovative identification and decorative solutions for businesses and consumers worldwide. The Company’s products include pressure-sensitive labeling materials; graphics imaging media; retail apparel ticketing and branding systems; RFID inlays and tags; office products; specialty tapes; and a variety of specialized labels for automotive, industrial and durable goods applications. A FORTUNE 500 Company with sales of $6.7 billion in 2008, Avery Dennison is based in Pasadena, California and employs more than 36,000 employees in over 60 countries. For more information, visit www.averydennison.com.
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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; impact of competitive products and pricing; selling prices; business mix shift; volatility of capital and credit markets; credit risks; ability of the Company to obtain adequate financing arrangements and to maintain access to capital; fluctuations in interest rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings, including a previous government investigation into industry competitive practices, and any related proceedings or lawsuits pertaining thereto or to the subject matter thereof related to the concluded investigation by the U.S. Department of Justice (“DOJ”) (including purported class actions seeking treble damages for alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation), as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and the Company’s customers and suppliers; acts of war, terrorism, natural disasters; and other factors.
The Company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) the impact of economic conditions on underlying demand for the Company’s products and on the carrying value of its assets; (2) the impact of competitors’ actions, including pricing, expansion in key markets, and product offerings; (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (4) potential adverse developments in legal proceedings and/or investigations including possible fines, penalties, judgments or settlements; and (5) the ability of the Company to achieve and sustain targeted cost reductions.
For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s most recent Form 10-K, filed on February 25, 2009, with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
For more information and to listen to a live broadcast or an audio replay of the First Quarter conference call with analysts, visit the Avery Dennison
Web site at www.investors.averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Apr. 4, 2009	Mar. 29, 2008
	(14 Weeks)	(13 Weeks)

Net sales	$1,426.2	$1,645.2
Cost of products sold	1,081.1	1,221.2

Gross profit	345.1	424.0
Marketing, general & administrative expense	304.2	328.0
Interest expense	27.5	29.5
Other expense (1)	60.3	5.6

(Loss) income from operations before taxes	(46.9)	60.9
Benefit from income taxes	(0.7)	(7.5)

Net (loss) income	$(46.2)	$68.4

Per share amounts:
Net (loss) income per common share, assuming dilution	$(0.46)	$0.69

Average common shares outstanding, assuming dilution	100.5	98.6

Common shares outstanding at period end	105.0	98.5

(1)	Other expense for the first quarter of 2009 includes $39.1 of restructuring costs, asset impairment and lease cancellation charges and a loss of $21.2 from debt extinguishment.

Other expense for the first quarter of 2008 includes $5.6 of restructuring costs and asset impairment charges.
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K
Avery Dennison reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP.
The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. restructuring charges, asset impairments, certain effects of acquisitions and related integration costs, loss from debt extinguishment, gains on sales of assets, etc.), from certain of the Company’s GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s “core” or “underlying” operating results. These non-GAAP measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. The Company utilizes the anticipated full-year GAAP tax rate to determine adjusted non-GAAP net income.
Limitations associated with the use of the Company’s non-GAAP measures include (1) the exclusion of items that recur from time to time (e.g. restructuring, asset impairment charges, discontinued operations, etc.) and items that occur infrequently (e.g. loss from debt extinguishment) from calculations of the Company’s earnings and operating margin; (2) the exclusion of certain effects of acquisitions, including integration costs and certain financing costs; (3) the exclusion of interest expense from the calculation of the Company’s operating margin; and (4) the exclusion of any mandatory debt service requirements, as well as the exclusion of other uses of the cash generated by operating activities that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchase, acquisitions, etc.) for calculation of free cash flow. While certain items that the Company excludes from GAAP measures recur, these items tend to be disparate in amount and timing. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP measures provide information that is useful to the assessment of the Company’s performance and operating trends.
The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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A-3
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Apr. 4, 2009	Mar. 29, 2008
	(14 Weeks)	(13 Weeks)

Reconciliation of GAAP to Non-GAAP Operating Margin:

Net sales	$1,426.2	$1,645.2

(Loss) income from operations before taxes	$(46.9)	$60.9

GAAP Operating Margin	(3.3%)	3.7%

(Loss) income from operations before taxes	$(46.9)	$60.9
Non-GAAP adjustments:
Restructuring costs	17.1	3.3
Asset impairment and lease cancellation charges	22.0	2.3
Loss from debt extinguishment	21.2	—
Transition costs associated with acquisition integrations (1)	—	7.0
Interest expense	27.5	29.5

Adjusted non-GAAP operating income before taxes and interest expense	$40.9	$103.0

Adjusted Non-GAAP Operating Margin	2.9%	6.3%

Reconciliation of GAAP to Non-GAAP Net Income:

As reported net (loss) income	$(46.2)	$68.4
Non-GAAP adjustments, net of taxes:
Restructuring costs	16.3	2.8
Asset impairment and lease cancellation charges	21.0	1.9
Loss from debt extinguishment	20.3	—
Transition costs associated with acquisition integrations	—	5.8

Adjusted Non-GAAP Net Income	$11.4	$78.9

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(continued)
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Apr. 4, 2009	Mar. 29, 2008
	(14 Weeks)	(13 Weeks)

Reconciliation of GAAP to Non-GAAP Earnings Per Share:

As reported (loss) income per common share, assuming dilution	$(0.46)	$0.69
Non-GAAP adjustments per share, net of taxes:
Restructuring costs	0.16	0.03
Asset impairment and lease cancellation charges	0.21	0.02
Loss from debt extinguishment	0.20	—
Transition costs associated with acquisition integrations	—	0.06

Adjusted Non-GAAP income per common share, assuming dilution	$0.11	$0.80

Average common shares outstanding, assuming dilution	100.5	98.6

(1)	2008 QTD includes $7 of transition costs associated with acquisition integrations and change-in-control costs reported in marketing, general & administrative expense.

	(UNAUDITED)
	Three Months Ended
	Apr. 4, 2009	Mar. 29, 2008
	(14 Weeks)	(13 Weeks)

Reconciliation of GAAP to Non-GAAP Cash Flow:

Net cash provided by operating activities	$16.0	$56.0
Purchase of property, plant and equipment	(15.7)	(38.4)
Purchase of software and other deferred charges	(8.2)	(16.5)
Proceeds from sale of investments, net	0.6	—

Free Cash Flow	$(7.3)	$1.1

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

			(UNAUDITED)
	First Quarter Ended
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2009	2008	2009 (1)	2008 (2)	2009	2008
	(14 Weeks)	(13 Weeks)	(14 Weeks)	(13 Weeks)	(14 Weeks)	(13 Weeks)

Pressure-sensitive Materials	$808.8	$919.6	$36.8	$71.8	4.5%	7.8%
Retail Information Services	316.0	372.0	(21.4)	(3.7)	(6.8%)	(1.0%)
Office and Consumer Products	184.4	194.4	23.4	21.9	12.7%	11.3%
Other specialty converting businesses	117.0	159.2	(27.5)	9.5	(23.5%)	6.0%
Corporate Expense	N/A	N/A	(30.7)	(9.1)	N/A	N/A
Interest Expense	N/A	N/A	(27.5)	(29.5)	N/A	N/A

TOTAL FROM OPERATIONS	$1,426.2	$1,645.2	$(46.9)	$60.9	(3.3%)	3.7%

(1)	Operating loss for the first quarter of 2009 includes $39.1 of restructuring costs, asset impairment and lease cancellation charges and a loss of $21.2 from debt extinguishment; of the total $60.3, the Pressure-sensitive Materials segment recorded $11.1, the Retail Information Services segment recorded $9.6, the Office and Consumer Products segment recorded $2.7, the other specialty converting businesses recorded $15.7 and Corporate recorded $21.2.

(2)	Operating income for the first quarter of 2008 includes $7 of transition costs associated with acquisition integrations and $5.6 of restructuring costs and asset impairment charges; of the total $12.6, the Pressure-sensitive Materials segment recorded $3.8, the Retail Information Services segment recorded $8.5, the Office and Consumer Products segment recorded $.1 and the other specialty converting businesses recorded $.2.
Beginning 2009, the Company modified its approach to allocating Corporate costs to its operating segments to better reflect the costs required to support operations within segment results. Prior year amounts have been restated to conform with the new methodology.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	First Quarter Ended
	OPERATING INCOME (LOSS)		OPERATING MARGINS
	2009	2008	2009	2008
Pressure-sensitive Materials
Operating income, as reported	$36.8	$71.8	4.5%	7.8%
Non-GAAP adjustments:
Restructuring costs	7.6	1.5	1.0%	0.2%
Asset impairment and lease cancellation charges	3.5	2.3	0.4%	0.2%

Adjusted non-GAAP operating income	$47.9	$75.6	5.9%	8.2%

Retail Information Services
Operating loss, as reported	$(21.4)	$(3.7)	(6.8%)	(1.0%)
Non-GAAP adjustments:
Restructuring costs	5.8	1.5	1.9%	0.4%
Asset impairment charges	3.8	—	1.2%	—
Transition costs associated with acquisition integrations	—	7.0	—	1.9%

Adjusted non-GAAP operating (loss) income	$(11.8)	$4.8	(3.7%)	1.3%

Office and Consumer Products
Operating income, as reported	$23.4	$21.9	12.7%	11.3%
Non-GAAP adjustments:
Restructuring costs	0.9	0.1	0.5%	—
Asset impairment charges	1.8	—	1.0%	—

Adjusted non-GAAP operating income	$26.1	$22.0	14.2%	11.3%

Other specialty converting businesses
Operating (loss) income, as reported	$(27.5)	$9.5	(23.5%)	6.0%
Non-GAAP adjustments:
Restructuring costs	2.8	0.2	2.4%	0.1%
Asset impairment charges	12.9	—	11.0%	—

Adjusted non-GAAP operating (loss) income	$(11.8)	$9.7	(10.1%)	6.1%

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
ASSETS	Apr. 4, 2009	Mar. 29, 2008

Current assets:
Cash and cash equivalents	$83.0	$73.2
Trade accounts receivable, net	864.2	1,116.9
Inventories, net	533.4	658.3
Other current assets	208.6	285.7

Total current assets	1,689.2	2,134.1
Property, plant and equipment, net	1,399.4	1,592.7
Goodwill	1,723.1	1,738.3
Other intangibles resulting from business acquisitions, net	291.3	320.5
Non-current deferred and refundable income taxes	170.3	76.4
Other assets	407.3	542.8

	$5,680.6	$6,404.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term and current portion of long-term debt	$812.4	$750.8
Accounts payable	549.1	743.5
Other current liabilities	547.9	621.0

Total current liabilities	1,909.4	2,115.3

Long-term debt	1,139.2	1,545.1
Other long-term liabilities	692.1	632.8
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	612.5	745.5
Retained earnings	2,291.4	2,314.8
Accumulated other comprehensive (loss) income	(325.6)	168.8
Cost of unallocated ESOP shares	(1.2)	(3.8)
Employee stock benefit trusts	(190.3)	(379.6)
Treasury stock at cost	(571.0)	(858.2)

Total shareholders’ equity	1,939.9	2,111.6

	$5,680.6	$6,404.8

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Three Months Ended
	Apr. 4, 2009	Mar. 29, 2008
	(14 Weeks)	(13 Weeks)

Operating Activities:
Net (loss) income	$(46.2)	$68.4

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	49.3	50.2
Amortization	21.9	20.1
Provision for doubtful accounts	6.1	4.0
Asset impairment and net loss on sale and disposal of assets	25.3	9.5
Loss from debt extinguishment	21.2	—
Stock-based compensation	6.4	8.0
Other non-cash items, net	4.6	(8.0)

	88.6	152.2
Changes in assets and liabilities and other adjustments, net of the effect of business acquisitions	(72.6)	(96.2)

Net cash provided by operating activities	16.0	56.0

Investing Activities:
Purchase of property, plant and equipment	(15.7)	(38.4)
Purchase of software and other deferred charges	(8.2)	(16.5)
Proceeds from sale of investments, net	0.6	—
Other	0.7	0.5

Net cash used in investing activities	(22.6)	(54.4)

Financing Activities:
Net increase (decrease) in borrowings (maturities of 90 days or less)	89.8	(360.8)
Additional borrowings (maturities longer than 90 days)	—	400.1
Payments of debt (maturities longer than 90 days)	(58.1)	(0.1)
Dividends paid	(43.7)	(43.8)
Proceeds from exercise of stock options, net	0.2	1.5
Other	(2.9)	2.3

Net cash used in financing activities	(14.7)	(0.8)

Effect of foreign currency translation on cash balances	(1.2)	0.9

(Decrease) increase in cash and cash equivalents	(22.5)	1.7

Cash and cash equivalents, beginning of year	105.5	71.5

Cash and cash equivalents, end of period	$83.0	$73.2

The first quarter of 2009 reflects the extinguishment of debt of $331 and related contracts payable of $13 in exchange for Treasury shares of $296, cash for $43 and an adjustment to additional paid-in-capital of $16.
This exchange resulted in a loss of $21.
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